STRUCTURING FEE AGREEMENT

      STRUCTURING FEE AGREEMENT (the "Agreement"), dated as of May [ ], 2013, by and among Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), First Trust Advisors L.P. ("Investment Adviser") and Stonebridge Advisors LLC (the "Sub-Adviser," and together with the Investment Adviser, the "Advisers").

      WHEREAS, First Trust Intermediate Duration Preferred & Income Fund (the "Fund") is a newly organized, non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and its common shares are registered under the Securities Act of 1933, as amended;

      WHEREAS, the Fund and the Advisers have entered into an underwriting agreement (the "Underwriting Agreement"), dated May [ ], 2013 with Merrill Lynch and the other underwriters named therein (the "Underwriters");

      WHEREAS, First Trust Advisors L.P. is the investment adviser of the Fund;

      WHEREAS, Stonebridge Advisors LLC is the investment sub-adviser of the Fund;

      WHEREAS, Merrill Lynch is acting as an underwriter in an offering of the Fund's common shares (the "Offering"), made under the terms of the Fund's prospectus dated May [ ], 2013 (the "Prospectus"); and

      WHEREAS, the Advisers desire to provide a structuring fee to Merrill Lynch for providing the advice and services described below;

      NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

1. In consideration of Merrill Lynch's providing advice relating to the structure and design and the organization of the Fund as well as services related to the sale and distribution of the Fund's common shares, par value $0.01 per share, which may but need not necessarily include views from an investor market and distribution perspective on (i) diversification, proportion and concentration approaches for the Fund's investments in light of current market conditions, (ii) marketing issues with respect to the Fund's investment policies and proposed investments,
      (iii) the proportion of the Fund's assets to invest in the Fund's strategies and (iv) the overall marketing and positioning thesis for the Offering, the Advisers shall pay Merrill Lynch an aggregate fee equal to 1.25% of the total price to the public of the Fund's common shares issued by the Fund sold by Merrill Lynch pursuant to the Prospectus (including all Firm Shares and Additional Shares as such terms are described in the Underwriting Agreement) (the "Fee"), $[ ] of which will be paid by the Adviser, and $[ ] of which will be paid by the Sub-Adviser. The Fee shall be paid on the Closing Date (as defined in the Underwriting Agreement) in an aggregate amount equal to 1.25% of the total price to the public of the common shares issued by the Fund sold by Merrill Lynch on such Closing Date, or as otherwise agreed to by the parties. The sum total of all compensation to or reimbursement of underwriters in connection with the offering, including sales load and all forms of additional compensation, shall not exceed [ ]% of the total price of the Fund's common shares sold in the offering. In the event the Offering does not proceed, Merrill Lynch will not receive any fees under this Agreement; however, for the avoidance of doubt, accountable expenses actually incurred may be payable to Merrill Lynch pursuant to the terms of the Underwriting Agreement.

2. Nothing herein shall be construed as prohibiting Merrill Lynch or its affiliates from providing similar or other services to any other clients (including other registered investment companies or other investment advisers).

3. The Advisers acknowledge that Merrill Lynch did not provide and is not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund's portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of Merrill Lynch, and Merrill Lynch is not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services in connection with acting as an underwriter in the Offering of the Fund's common shares.

4. This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Paragraph 1 hereof.

5. The Advisers will furnish Merrill Lynch with such information as Merrill Lynch believes appropriate to its assignment hereunder (all such information so furnished being the "Information"). The Advisers recognize and confirm that Merrill Lynch (a) has used and relied primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information. To the best of the Adviser's and Sub-Adviser's knowledge, respectively, the Information furnished by such party, when delivered, was true and correct in all material respects and did not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. Such party will promptly notify Merrill Lynch if they learn of any material inaccuracy or misstatement in, or material omission from, any Information delivered to Merrill Lynch.

6. The Advisers agree that Merrill Lynch shall have no liability to the Advisers or the Fund for any act or omission to act by Merrill Lynch in the course of its performance under this Agreement, in the absence of gross negligence or willful misconduct on the part of Merrill Lynch. The Advisers agree to the terms set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

7. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim") shall be governed by and construed in accordance with the laws of the State of New York.

8. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and First Trust Intermediate Duration Preferred & Income Fund, First Trust Advisors L.P., Stonebridge Advisors LLC and Merrill Lynch consent to the jurisdiction of such courts and personal service with respect thereto. Each of Merrill Lynch and the Advisers waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each Adviser agrees that a final judgment in any proceeding or counterclaim brought in any such court shall be conclusive and binding upon that Adviser and may be enforced in any other courts to the jurisdiction of which the Adviser or Sub-Adviser, as applicable, is or may be subject, by suit upon such judgment.

9. This Agreement may not be assigned by any parties without the prior written consent of the other parties.

10. This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by Merrill Lynch and the Advisers.

11. All notices required or permitted to be sent under this Agreement shall be sent, if to First Trust Advisors L.P.:

      First Trust Advisors L.P.
      120 E. Liberty Drive
      Wheaton, IL 60187
      Attention: General Counsel

      or if to Stonebridge Advisors LLC:

      Stonebridge Advisors LLC
      187 Danbury Road
      Wilton, CT 06897
      Attention: [ ]

      or if to Merrill Lynch:

      Merrill Lynch, Pierce, Fenner & Smith Incorporated
      One Bryant Park
      New York, New York 10036
      Attention: Angela Fannon
      or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit in the U.S. mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile electronic transmission, whichever is earlier.

12. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

[signatures on following page]

      IN WITNESS WHEREOF, the parties hereto have duly executed this Structuring Fee Agreement as of the date first above written.

FIRST TRUST ADVISORS L.P.               MERRILL LYNCH, PIERCE, FENNER &
                                        SMITH INCORPORATED



By:                                     By:
    --------------------------------        ------------------------------------
    Name:                                   Name:
    Title:                                  Title:


STONEBRIDGE ADVISORS LLC



By:
    --------------------------------
    Name:
    Title:

               Merrill Lynch, Pierce, Fenner & Smith Incorporated

                           Indemnification Agreement

May [  ], 2013

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

      In connection with the engagement of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") to advise and assist the undersigned (together with their affiliates and subsidiaries, each referred to as a "Company" and, together, the "Companies") with the matters set forth in the Structuring Fee Agreement dated May [ ], 2013 among each of the Companies and Merrill Lynch (the "Agreement"), in the event that Merrill Lynch becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Companies agree to jointly and severally indemnify, defend and hold Merrill Lynch harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted solely from the gross negligence or willful misconduct of Merrill Lynch. In addition, in the event that Merrill Lynch becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Companies shall jointly and severally reimburse Merrill Lynch for its legal and other expenses, including the cost of any investigation and preparation, as such expenses are reasonably incurred by Merrill Lynch in connection therewith, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such legal and other expenses resulted solely from the gross negligence or willful misconduct of Merrill Lynch; provided that in any Proceeding, the indemnified person shall have the right to retain its own counsel (and local counsel), but the fees and expenses of such counsel (and local counsel) shall be at the expense of the indemnified person unless (i) the indemnifying party and the indemnified person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such Proceeding (including any impleaded parties) include both the indemnifying party and the indemnified person and representations of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. Promptly as reasonably practicable after receipt by Merrill Lynch of notice of the commencement of any Proceeding, Merrill Lynch will, if a claim in respect thereof is to be made under this paragraph, notify the Companies in writing of the commencement thereof; but the failure to so notify the Companies (i) will not relieve the Companies from liability under this paragraph to the extent they are not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Companies from any liability which they may have otherwise than on account of this Indemnification Agreement. Counsel to Merrill Lynch shall be selected by Merrill Lynch. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of Merrill Lynch) also be counsel to Merrill Lynch. No indemnifying party shall, without the prior written consent of the Merrill Lynch, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not Merrill Lynch is an actual or potential party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of Merrill Lynch from all liability arising out of such litigation, investigation or Proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of Merrill Lynch.

      If such indemnification were not to be available for any reason, each Company agrees to, jointly and severally with the other Company, contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by that Company and its stockholders and affiliates and other constituencies, on the one hand, and Merrill Lynch, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of that Company and its stockholders and affiliates, on the one hand, and Merrill Lynch, on the other hand, as well as any other relevant equitable considerations. Each Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by that Company and its stockholders and affiliates, on the one hand, and Merrill Lynch, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received by or paid to or contemplated to be received by or paid to the Company or its stockholders or affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which Merrill Lynch has been retained to perform services bears to the fees paid to Merrill Lynch under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that Merrill Lynch is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by Merrill Lynch pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by a Company or other conduct by that Company (or its employees or other agents), on the one hand, or by Merrill Lynch, on the other hand.

      Neither Company shall settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not Merrill Lynch is an actual or potential party to such Proceeding, without Merrill Lynch's prior written consent. For purposes of this Indemnification Agreement, Merrill Lynch shall include Merrill Lynch, Pierce, Fenner & Smith Incorporated, any of its affiliates, each other person, if any, controlling Merrill Lynch Pierce, Fenner & Smith Incorporated or any of its affiliates, their respective officers, current and former officers, directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

      The Companies agree that neither Merrill Lynch nor any of its affiliates, officers, directors, agents, employees or controlling persons shall have any liability to the Companies or any person asserting claims on behalf of or in right of the Companies in connection with or as a result of either Merrill Lynch's engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Companies resulted solely from the gross negligence or willful misconduct of Merrill Lynch in performing the services that are the subject of the Agreement.

For clarification, the parties to this Indemnification Agreement agree that the term "affiliate" as used in the definition of "Company" herein does not include any registered investment company, except for the Fund, for which such Company or any of its affiliates serves as investment adviser.

      THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANIES AND MERRILL LYNCH CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANIES HEREBY CONSENT TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST MERRILL LYNCH OR ANY INDEMNIFIED PARTY. EACH OF MERRILL LYNCH AND THE COMPANIES WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. EACH COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THAT COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THAT COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

      The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of Merrill Lynch's engagement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.


                                        Very truly yours,

                                        FIRST TRUST ADVISORS L.P.



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                        STONEBRIDGE ADVISORS LLC



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

Accepted and agreed to as of
the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED



By:
   -------------------------------------
   Name:
   Title: